SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event to report) November 13, 1996


                                 MedAmicus, Inc.
               (Exact name of registrant as specified in charter)


Minnesota                            0-19467                     41-1533300
(State or other                    (Commission                 (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


15301 Highway 55 West, Plymouth, Minnesota                              55447
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code (612) 559-2613


________________________________________________________________________________
(Former name or former address, if changed since last report.)



Item 5. Other Events.

         On November 13, 1996, MedAmicus, Inc. (the "Company") filed a Registration Statement on Form S-3 registering the resale of up to 610,000 shares of its outstanding Common Stock and up to 107,000 shares of Common Stock underlying outstanding warrants.

         The Registration Statement on Form S-3 contains the following information in the Section entitled "Risk Factors."

      IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, POTENTIAL PURCHASERS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY, ITS BUSINESS AND THE SHARES OF COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS, INCLUDING THE INFORMATION INCORPORATED BY REFERENCE HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT, IN PART, OF THE RISK FACTORS SET FORTH BELOW. IN CONNECTION WITH THE FORWARD-LOOKING STATEMENTS WHICH APPEAR IN THESE DISCLOSURES, PROSPECTIVE INVESTORS SHOULD BE AWARE OF THE FOLLOWING RISK FACTORS AND SHOULD REVIEW CAREFULLY THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION INCORPORATED HEREIN.

CONTINUING LOSSES

      The Company commenced operations in October 1985 and has had losses in each of the years since that date. For the year ended December 31, 1995, the Company incurred a net loss of $358,854 and, through the first three quarters of 1996, a net loss of $1,026,272. The Company has incurred cumulative net losses through September 30, 1996 of $5,761,532. The Company anticipates losses could continue at least until the Company completes ramp up of production and sales and marketing for the Lumax System for urologic applications. There is no assurance that the Company will ever be able to conduct its operations profitably.

NEED FOR ADDITIONAL CAPITAL

      The Company is pursuing a direct sales effort utilizing independent sales representatives for the distribution of its transducer system in the United States, and to enter into distributor relationships internationally. If sales do not develop as expected, additional capital would be needed to execute this strategy or the marketing plan would have to be modified or abandoned. If required, there is no assurance that the Company will be able to raise any capital to support its distribution plans. If the Company is able to raise additional capital in the future, it would likely be through the sale of equity or debt of the Company to investors in private transactions and it may be on terms more favorable to new investors than to existing shareholders. There can be no assurance that the Company would be able to raise such additional capital, if needed.

LACK OF MARKET FOR THE FIBER OPTIC PRESSURE TRANSDUCER

      Management's strategy is to market the fiber optic pressure transducer system to urologists for prostate and incontinence diagnostic testing and to gynecologists for incontinence diagnostic testing. There can be no assurance that urologists will choose to switch from the existing types of commonly used catheters to the fiber optic catheters designed by the Company. Incontinence testing is a relatively new and undeveloped market. There is no assurance that the incontinence testing and treatment market at the gynecology office will evolve as the Company expects or, if it does evolve, that the Company's product will be widely used or accepted. In addition, there appears to be a trend that purchase decisions relating to medical devices are being made by purchasing groups rather than individual doctors. There can be no assurance that the Company's sales and marketing efforts will appeal to such purchasing groups or that the Company's products will be accepted by such groups.

NEED TO ACHIEVE COMPETITIVE MANUFACTURING COST

      The Company's expectations as to the market acceptance of the transducer is dependent on a catheter manufacturing cost which will result in allowing it to sell the catheter at prices which make it competitive with existing fluid based pressure measurement systems. There can be no assurance that the Company can attain or maintain the manufacturing cost targets which form the basis of the Company's future revenue expectations.

HIGHLY COMPETITIVE MARKETS; RISK OF TECHNOLOGICAL OBSOLESCENCE

      The medical technology industry in which the Company is involved is characterized by rapidly evolving technology and intense competition. The Company is aware of one other company which markets a fiber optic pressure measurement device for use in the urological market. There are two other companies which market fiber optic pressure measurement devices, but for different applications. In addition, there are several large companies which manufacture and market external strain gauge transducer catheters, a product against which the Company's catheter would likely compete. There is no assurance that these companies or any other companies will not develop technology which is more effective and/or available at a lower cost than the product offered by the Company.

GOVERNMENT REGULATION

      The medical products the Company is selling and proposing to sell are subject to regulation by the FDA and by comparable agencies in certain states and foreign countries. The process of complying with requirements of the FDA and other agencies can be costly and time consuming. The Company has received clearance to market its vessel introducer and transducer by the FDA, although the Company will be required to obtain approval for marketing its transducer in other applications if it is necessary to change materials which are in contact with body fluids or to add other measurement parameters. There is no assurance that any such additional clearance will be obtained. In addition, once obtained, these clearances are subject to review, and later discovery of previous unknown problems may result in restrictions on the marketing of a product or withdrawal of the product from the market. The Company is also subject to certain FDA regulations governing manufacturing practices, packaging and labeling.

DEPENDENCE ON PATENTS AND PROPRIETARY TECHNOLOGY

      The Company's success may depend on its ability to obtain patent protection for its products and processes, to preserve its trade secrets and to operate without infringing the proprietary rights of third parties. Patents covering certain aspects of the Company's vessel introducer and transducer were issued by the United States Patent and Trademark Office in March and April 1991, respectively. In addition, the Company has applied for patent protection on additional aspects of both the vessel introducer and transducer. There can be no assurance that any future patent protection will be granted, that the scope of any patent protection will exclude competitors or that any of the Company's patents will be held valid if subsequently challenged. The validity and breadth of claims covered in medical technology patents involves complex legal and factual questions and therefore may be highly uncertain. The Company also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent trade secrets or otherwise gain access to the Company's proprietary technology.

POTENTIAL INFRINGEMENT ISSUES

      The Company received correspondence in 1993 alleging that the Company's patented slitter introducer infringes a patent issued prior to the issuance of the Company's patent. To the best of the Company's knowledge, the product which is the subject of the prior patent has never been marketed. The Company has been aware of this patent since it began marketing its slitter introducer and has received a legal opinion that it does not infringe such patent. Upon receipt of this correspondence, the Company engaged a second patent counsel whose review of the matter supported the Company's position. The Company informed the patent holder of its position and that it saw no reason to enter into any settlement. The Company believes its slitter introducer does not infringe and intends to defend its proprietary position.

      The Company has received correspondence from a competitor in the fiber optic transducer market regarding patents it holds relating to fiber optic transducers, specifically referencing a patent on a technique to calibrate the fiber optic system and requesting additional information regarding the Company's calibration technique and why such technique does not infringe the competitor's patent. The Company has been aware of this patent and has specifically designed the calibration system associated with its transducer so as not to infringe the competitor's patent. In addition, the Company has been issued a United States patent on its calibration technique. The Company has also received an opinion of counsel that its calibration system does not infringe such patent.

      There can be no assurance that the resolution of these matters will be decided in the Company's favor, should they proceed beyond their current status. In addition, the expenses which may be incurred and the disruption of business which the Company may experience in defending any claim of infringement, could have a material adverse effect on the Company's sales and profitability regardless of whether such claims are successful.

DEPENDENCE ON MAJOR CUSTOMERS

      The Company is presently dependent on two major customers, Medtronic and Bard. Medtronic accounted for approximately 72% of the Company's total sales in 1995; Bard accounted for approximately 7%. The loss of either of these customers would have a material adverse effect on the Company.

DEPENDENCE ON MANAGEMENT AND KEY PERSONNEL

      The Company's success has been dependent to date upon the efforts of its current officers and key employees. The Company's founder, Chief Executive Officer and President, Richard L. Little, resigned from the Company on February 9, 1995 for health reasons. James D. Hartman, the Company's Executive Vice President and Chief Financial Officer was elected to the position of President on the same date and Mr. Little remained on the Company's Board of Directors. Mr. Little was heavily involved in the development of the Company's products. The Company believes that its focus in the future will be on the marketing and sales of its products as well as on further research and development of such products. Consequently, the Company's future success will be dependent upon its ability to attract and retain qualified people in all areas. There can be no assurance that the loss of Mr. Little or any other key personnel will not have a material adverse impact on the Company's business. There can be no assurance that qualified personnel can be retained or readily replaced and there is no assurance the Company can continue to add qualified people as required.

SOURCES OF SUPPLY

      The Company currently purchases, and will in the future purchase, components and raw materials from outside vendors. Although the Company has identified alternative suppliers for key components and raw materials, at the present time the Company generally uses one source of supply for each component and raw material. Each supplier of raw material for the Company's vessel introducer is subject to the approval of Medtronic and Bard and future customers may have a right of approval as well. At present, all of the Company's suppliers have been approved by Medtronic and Bard. Should a key supplier be unwilling or unable to supply any such component or raw material in a timely manner, or should approval of a proposed supplier be delayed, withheld or withdrawn, the Company could experience delays in obtaining alternative suppliers which may adversely affect the Company's business.

LIMITED PUBLIC MARKET TRADING

      As of September 30, 1996, the Company had 4,060,774 shares of common stock outstanding, of which approximately 70% was available for public trading. It is estimated that as many as 50% of the shares eligible to trade are held by customers of Summit Investment Corporation, the underwriter of the Company's initial public offering. During the first nine months of 1996, the average daily trading volume approximated 6,000 shares per day. As of September 30, 1996, there were only three investment banking firms which make a market in the Company's stock. There can be no assurance that an active market will exist for the Company's shares, or that its shares could be sold without a significant negative impact on the publicly quoted price per share.

SHARES ELIGIBLE FOR FUTURE SALES

      Currently 541,150 shares of the Company's Common Stock are eligible for sale pursuant to Rule 144 under the Securities Act, all of which are held by executive officers and directors of the Company. If sales of any of such shares were to occur in substantial amounts, such sales could have an adverse impact on the trading price of the Common Stock. The Company's directors and executive officers beneficially hold an aggregate of 644,900 shares, which includes 103,750 shares that may be acquired upon the exercise of currently exercisable options.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MEDAMICUS, INC.



Dated: November 13, 1996               By:____________________________________
                                          James D. Hartman
                                          President